Exhibit 1.2

                This is an English translation from the original
                 Hebrew version. In case of any discrepancy, the
                     binding version is the Hebrew original.

                                    ARTICLES

                                       OF

                        AMERICAN ISRAELI PAPER MILLS LTD.

                                  INTRODUCTION


1.  1.1   In these Articles, unless the context otherwise requires -

          "Person" or "Persons"                 -   Including a corporation;

          "In writing"                          -   In  handwriting,   print,   type,  photo,   telex,
                                                    facsimile  or in  any  other  manner  that  can be
                                                    read;

          "Shareholder"                         -   Whoever is a shareholder on the  determining  date
                                                    as  per  section  182  of The  Companies  Law,  if
                                                    there is a determining date for such matter;

          "Registered Shareholder"              -   The  shareholder  registered  in the  Shareholders
                                                    Register of the Company;

          "Non-Registered Shareholder"          -   A  shareholder   within  the  meaning  of  section
                                                    177(1) of the Law;

          "The Company"                         -   American Israeli Paper Mills Ltd.
          "The Law" or
          "The Companies Law"                   -   The  Companies  Law  5759-1999,  as  from  time to
                                                    time in  force,  and also the  Regulations  issued
                                                    thereunder;

          "The Secretary"                       -   Whoever  may  be  appointed  as  secretary  of the
                                                    Company;

          "The Register" or

          "The Shareholders Register"           -   The  register  of   shareholders  of  the  Company
                                                    which must be maintained by law;

          "The Office" or

          "The Registered Office"               -   The office of the  Company,  the  address of which
                                                    is  from   time  to  time   registered   with  the
                                                    Registrar;

          "The Ordinance" or

          "The Companies Ordinance"             -   The    Companies    Ordinance    (New    Version),
                                                    5743-1983,  as from  time to  time in  force,  and
                                                    also the Regulations issued thereunder;


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          "Special Majority"                    -   A  majority  of sixty  percent of all votes of the
                                                    shareholders  present  at  a  general  meeting  or
                                                    class  meeting,  as  the  case  may  be,  who  are
                                                    entitled  to vote and who  voted at such  meeting,
                                                    without taking abstentions into account;

          "Ordinary Majority"                   -   A   simple   majority   of   all   votes   of  the
                                                    shareholders  present  at  a  general  meeting  or
                                                    class  meeting,  as  the  case  may  be,  who  are
                                                    entitled  to vote and who  voted at such  meeting,
                                                    without taking abstentions into account;

          "Year" or "Month"                     -   In accordance with the Gregorian calendar;

          "Corporation"                         -   A  company,   partnership,   cooperative  society,
                                                    association   and  any  other   body  of   persons
                                                    whether incorporated or unincorporated;

          "These Articles" or

          "The Articles"                        -   The  Articles  of  Association  in the  version of
                                                    this  document,  as  may  from  time  to  time  be
                                                    amended;

1.2 Any expression in these Articles which is not defined in these Articles, shall have the meaning designated to it in the Companies Law, unless this may involve any contradiction to the subject written or its content; words in the singular - shall mean also the plural, and vice versa, words in masculine gender - shall mean also feminine gender.

1.3 The headings in these Articles are meant for the purpose of convenience only and shall not be used for the interpretation of these Articles.

1.4 In any place in these Articles which provides that the provisions thereof shall apply subject to the provisions of the Ordinance and/or subject to the provisions of the Companies Law and/or subject to the provisions of any law, the intention is to provisions of the Ordinance and/or provisions of the Companies Law and/or provisions of any law, which are not elective, unless the context otherwise demands.

1.5 Provisions which in accordance with the Companies Law are elective shall apply to the Company, to the extent that it is not otherwise provided  in  these  Articles  and  to  the  extent  that  there  is no
         contradiction   between  them  and  between  the  provisions  of  these
         Articles.

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                               Name of the Company

2. The name of the Company is as follows:

         2.1      In Hebrew -

         2.2      In English - American Israeli Paper Mills Ltd.


                             Limitation of Liability

3. The liability of the shareholders is limited to the payment of par value of the shares unless the provisions of section 304 of The Law exist.

                             Objects of the Company

4. The objects of the Company are as specified in the Memorandum of Association of the Company.

                                    Business

5. The Company may, at any time, engage in any branch or kind of business in which it is, expressly or by implication, authorized to engage in accordance with Article 4 above. The Company may also cease to engage in such businesses, whether or not it has commenced to engage in such branch or kind of business.

                                    Donations

6. The Company may donate reasonable amounts for deserving causes, even though the donation is not within the framework of the business considerations of the Company.

                                Registered Office

7. The registered office of the Company shall be the address determined by the Board, as may from time to time be changed.

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                                  The Articles

8. The Company may alter these Articles by resolution carried at a General Meeting by a majority of sixty percent of all the votes of the shareholders present at the General Meeting who are entitled to vote and who voted at the meeting, without taking abstention votes into account.

9. A resolution carried at a General Meeting by the majority required for alteration of the Articles, as aforesaid in Article 8 above, which alters any provision of the provisions of these Articles, shall be deemed to constitute a resolution for the alteration of these Articles even though the resolution does not expressly state "alteration of Articles".

10. Subject to the provisions of the Companies Law, alterations of these Articles shall be valid as from the date of adoption of the resolution by the Company or from such later date as may be determined in the resolution.

                            Registered Share Capital

11. The registered share capital of the Company is NIS 200,000 divided into 20,000,000 Ordinary Shares of par value NIS 0.01 each (hereinafter - "The Ordinary Shares"). The Company may alter the registered share capital in accordance with the provisions of the Companies Law and of these Articles.

                                   The Shares

12. Every Ordinary Share in the capital of the Company is of equal rights, for all intents and purposes, to every other Ordinary Share, including the right to dividend, to bonus shares and to participation in the surplus assets of the company upon liquidation, proportionately to the par value of each share, without taking into consideration any premium paid in respect thereof, all the aforesaid subject to the provisions of these Articles.

13. Each of the Ordinary Shares entitles the holder thereof to participate at and to one vote at General Meetings of the Company.

14.14.1 14.1.1 A shareholder is any person who is registered as a shareholder in the Shareholders Register , and any person to whose credit a share is registered with a member of the Stock Exchange and such share is included among the shares registered in the Shareholders Register of the Company in the name of a Nominee Company.

         14.1.2 A shareholder who is a trustee shall be registered in the Shareholders Register with a note as to his trusteeship, and for the purpose of the Companies Law he shall be deemed to be a shareholder.

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                  Without  derogating  from the  aforesaid,  the  Company  shall recognize a trustee, as aforesaid, as a shareholder, for all intents and purposes, and shall not recognize any other person whomsoever, including the beneficiary, as the owner of any right whatsoever to the share.

         14.2 Without derogating from the aforesaid, and subject to the provisions of these Articles, apart from shareholders of the Company, as aforesaid in Article 14.1 above, no person will be recognized by the Company as the owner of any right whatsoever to a share and the Company will not be bound and will not recognize any beneficial right in accordance with the laws of equity or trustee relations or a future or partial right to any share or any beneficial right in a fraction of a share or any other right in respect of a share, but only the right of the shareholder as aforesaid in Article 14.1 above to the share in its entirety, all the aforesaid except if a court of competent jurisdiction may otherwise direct.

                               Share Certificates

15. he certificates evidencing the right of ownership to shares shall bear the stamp of the Company or its printed name and the signatures of one Director together with the CEO of the Company or together with the secretary of the Company or the signatures of any two persons appointed by the Board for such purpose.

        The Board may resolve that a signature or signatures as aforesaid may be effected by any mechanical means, as may be determined by the Board.

16. Except in the event that the conditions of the issuance of shares otherwise provide:

         16.1 Every registered shareholder is, at his request, entitled to receive from the Company within a period of two months following the allotment or the registration of transfer, as the case may be, one certificate evidencing his ownership of the shares registered in his name, or, with the consent of the Company, several such certificates.

         16.2 A Nominee Company is, at its request, entitled to receive from the Company within a period of two months following the allotment or the registration of transfer, as the case may be, one certificate evidencing the number of shares and class of shares registered in its name in the Shareholders Register.

17. Subject to the provisions of the Companies Law, there shall be detailed in every certificate the number of shares in respect of which the certificate was issued, their serial numbers and par value.

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18.     A certificate  which relates to a share registered in the name of two or more persons, shall be delivered to the person whose name appears first in the Shareholders Register in respect of such share, unless all the registered shareholders of such share shall direct the Company, in writing, to deliver the certificate to another of the registered shareholders.

19. If a share certificate is destroyed, spoiled, lost or damaged, the Board may order the cancellation thereof and the issue of a new certificate in place thereof, provided that the share certificate is delivered to the Company and destroyed by it, or that it is proved to the satisfaction of the Board that the certificate has been lost or destroyed and the Company has received securities to the satisfaction of the Board against any possible damage. A reasonable sum as may be determined by the Board, from time to time, shall be paid in respect of every certificate issued pursuant to this Article.


                               Payments for Shares

20.      All shares in the issued capital of the Company shall be fully paid up.

                                Forfeit of Shares

21. Without derogating from the aforesaid in Article 20 above, the Board may forfeit a share allotted by the Company and may sell the same, if the consideration which the shareholder undertook to pay to the Company, in whole or in part, has not been paid to the Company, and the provisions of the Companies Law shall apply to such matter.

                       Transfer and transmission of Shares

22. Every transfer of shares registered in the Shareholders Register in the name of a registered shareholder, including by or to the Nominee Company, shall be made in writing, provided that the Deed of Transfer shall be signed in handwriting only by the transferor and by the transferee, in person or by their attorneys and also by witnesses to their signature, and shall be delivered to the registered office of the Company or to such other place as may be fixed by the Board for such purpose. Subject to the provisions of the Companies Law, a transfer of shares shall not be registered in the Shareholders Register except after a Deed of Transfer shall have been delivered to the Company, as aforesaid; the transferor shall continue to be deemed to be the shareholder of the shares transferred until the registration of the transferee in the Shareholders Register as shareholder of the shares transferred.

23. A Deed of Transfer of a share shall be made in writing, in the form usual in Israel or in such other form as may be approved by the Board. If the transferor or the transferee is a corporation, a certificate of an advocate or of an accountant or of any other person acceptable by the Board, shall be given

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

        with regard to the authority of the signatories on behalf of the corporation to make or receive the transfer, as the case may be.

24. The Company may close the Shareholders Register for a period fixed by the Board provided that such period shall not exceed thirty days in any year. When the Register is closed, no transfer of shares shall be registered in the Register. Without derogating from the aforesaid, the Board may fix a determining date for the purpose of entitlement to vote at a General Meeting, or to receive a dividend or any rights allotment or for any other legal purpose.

25. Subject to the provisions of these Articles or to the terms of the issue of shares of any class, shares may be transferred without necessity for approval by the Board.

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26.               Every Deed of Transfer shall be lodged for registration at the office or any other place as may be fixed by the Board, together with the share certificates of the shares to be transferred, if such a certificate has been issued, and together with any other proof required by the Board as to the proprietary right of the transferrer or his right to transfer the shares. Deeds of Transfer which are registered shall remain with the Company but any Deed of Transfer which the Board refuses to transfer, shall be returned to the person who lodged the same, at his request.

27. If the Board refuses to approve the transfer of shares, it shall notify the transferrer of same not later than one month from the date of receipt of the Deed of Transfer.

28. The Company shall be entitled to charge a fee for registration of transfer in an amount to be fixed by the Board from time to time and which is reasonable in the circumstances of the matter.

         29.29.1 Subject to the provisions of the Companies Law and to the provisions of these Articles, if there shall be proved to the Company to the satisfaction of the Board in such manner as may be determined by it, the existence of the legal requirements for the transmission of shares registered in the name of a registered shareholder, the Company shall recognize the assignee alone as the owner of the right to the said shares.

         29.2 Notwithstanding the aforesaid, in the event of the death of one or more of the shareholders in whose joint names shares are registered in the Shareholders Register, the Company shall recognize only the surviving shareholders as owners of the proprietary right to such shares.

         30. 30.1 Subject to the provisions of these Articles, the Company shall change the registration of the ownership of shares in the Shareholders Register in the event that there shall be lodged with the Company a court order for the amendment of the Register or if there shall be proved to the Company, to the satisfaction of the Board in the manner fixed by the Board, the existence of the legal requirements for the transmission of shares, and the Company shall not recognize any right of any person to shares unless his right shall first be proved, as aforesaid.

         30.2 Without derogating from the aforesaid, the Board may refuse to effect the registration or delay the same, as it would have been entitled to do had the registered shareholder himself transferred the share, prior to the transmission of the right.

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31.    Subject to the  provisions of the Companies Law and to the  provisions of these Articles,  a person who becomes entitled to a share as aforesaid in
       Article 29 above, shall be entitled to transfer the shares in the same way that the registered owner was entitled to do himself, prior to the transmission of the right.

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32.    The Company may destroy the Deeds of Transfer of shares on the expiration of seven years from registration in the Register, the Company may also destroy share certificates which have been cancelled on the expiration of seven years from their cancellation, and there shall be a prima facie presumption that the Deeds of Transfer and certificates destroyed were fully valid and that the transfers, cancellations and registrations, as the case may be, were correctly effected.

                              Alteration of Capital

33. The Company may, by resolution carried at a General Meeting by a special majority, increase the registered share capital of the Company, by classes of shares, as it may determine.

34. Subject to the provisions of the Companies Law, the Company may, by resolution carried at a General Meeting by an ordinary majority:

         34.1 To consolidate all or part of its shares and to divide them into shares of a greater par value than the par value of the existing shares;

         34.2 To split all or part of its shares, by way of subdivision, into shares of lesser par value than the par value of the existing shares;

         34.3 To decrease the capital of the Company and of any reserve fund from redemption of capital.

         For the execution of any resolution as aforesaid, the Board may, at its discretion, resolve any difficulty which may arise in connection therewith.

35. Without derogating from the generality of the authority of the Board, as aforesaid, if as a result of the consolidation or split, as aforesaid, fractions of a share shall stand to the credit of the shareholders, the Board is authorized at its discretion, to act as follows:

         34.1 To determine that fractions of shares which do not entitle their owners to a whole share, shall be sold by the Company and that the consideration for the sale be paid to the beneficiaries, on the terms and in the manner which may be determined.

         34.2 To allot to every shareholder whom the consolidation and/or split leaves with a fraction of a share, shares of the class which existed in the Company's capital prior to the consolidation and/or split, in such quantity which, when consolidated with the fraction, will constitute one whole share, and such allotment shall be deemed to be valid immediately prior to the consolidation or split, as the case may be.

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        34.1      To  determine  the manner in which the  amounts to be paid for shares allotted as aforesaid in Article 35.2 above, shall be paid up, including on account of bonus shares.

        34.1 To determine that the owners of fractions of shares shall not be entitled to receive a whole share in respect of a share fraction.

        34.2 To determine that shareholders shall not be entitled to receive a whole share in respect of a fraction of a whole share of a determined par value or less than same, and that they shall be entitled to receive a whole share in respect of a fraction of a whole share the par value of which is greater than such determined par value.

36. The Company may, by resolution carried at a General Meeting, by a special majority, annul registered share capital which has not yet been issued, provided that the Company has no undertaking, including a provisional undertaking, to allot such shares.

                             Modification of Rights

37. At any time during which the share capital is divided into different classes, the Company may by resolution carried at a General Meeting, by a special majority, except if the terms of the issuance of the shares of such class otherwise provide, annul, convert, expand, supplement, restrict, amend or otherwise modify the rights of a class of shares of the Company, provided that the consent, in writing, of all the shareholders of such class thereto shall be received or that the resolution shall have been approved by a General Meeting of the shareholders of such class by special majority, or in the event that it was otherwise provided in the terms of the issuance of a particular class of the shares of the Company, as may have been provided in the terms of issuance of such class.

38. The provisions of these Articles concerning General Meetings shall apply, subject to the necessary changes, to any class meeting provided that the quorum at the class meeting shall be the presence, in person or by proxy, at the opening of the meeting of at least two shareholders who own at least twenty five percent of the number of the issued shares of such class. However if there is no such quorum, the meeting shall be adjourned to another date and at the adjourned meeting a quorum shall be constituted by any number of participants regardless of the number of shares held by them.

39. The rights conferred upon the shareholders or owners of a class of shares, whether issued with ordinary rights or with preference rights or with other special rights, shall not be deemed to have been converted, restricted, prejudiced or altered in any other manner by the creation or issuance of additional shares of any class, whether of the same degree or in a degree different or preferable to them, nor shall they be deemed to have been converted, restricted, prejudiced or altered in any other manner by a change of the rights linked to any other class of shares, all the aforesaid unless otherwise expressly provided in the terms of the issuance of such shares.


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                     Issuance of Shares and Other Securities

40. The Board may issue shares and other securities which are convertible or realizable for shares, up to the extent of the registered share capital of the Company; for this purpose convertible securities which may be converted or realized for shares shall be deemed to have been converted or realized at the time of issue. Without derogation from the generality of the aforesaid, the Board may issue shares and other securities, as aforesaid, to grant optional rights for the purchase thereof including options or to confer them in any other manner, all the aforesaid to such persons as may be determined by the Board and at such times, for such prices and upon such conditions as may be determined by the Board, and also to determine any other provision in connection therewith, including provisions as to the manner of the distribution of the shares and the securities issued by the Company, between the purchasers thereof, including in the case of over subscription, all the aforesaid at the discretion of the Board.

41. Without derogating from the generality of the foregoing, and subject to the provisions of the Companies Law and of these Articles, the Board may determine, at its discretion, that the consideration for shares shall be paid in cash or in kind, including in securities or in any other manner, or that the shares shall be allotted as bonus shares or be allotted for a consideration equal to or greater than their par value, either in units or in series, all the aforesaid on the terms and at the times as may be determined by the Board at its discretion.

42. In a resolution for the increase of the registered share capital of the Company, the General Meeting may determine that the new shares included in the amount by which the registered share capital was increased as aforesaid (hereinafter - "the New Shares"), or any part of them, shall first be offered, at par value or at a premium, to all the existing shareholders in proportion to the par value of their shares in the Company or may determine other provisions with regard to the issuance and allotment of the new shares. However, in the absence of such a determination by the General Meeting in the resolution to increase the registered share capital of the Company, the Board may offer such shares as aforesaid in Article 40 above.

43. The Board may resolve to pay commissions or underwriting fees to any person, at the time of subscription or a subscription agreement or the procurement of subscriptions or pledge of subscriptions for shares or debentures or other securities of the Company. In the event of any issuance of securities of the Company, the Board may also resolve to pay agency commissions, the aforesaid in cash, in shares of the Company or in other securities issued by the Company, or in any other manner, or partly in one manner and partly in another manner, all the aforesaid subject to the provisions of law.

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                              Redeemable Securities

44. Subject to the provisions of the Companies Law the Company may issue securities which may be redeemed on such terms and in such manner as may be determined by the Board at its discretion.

                                    Registers

         45. 45.1 The Company shall maintain a Shareholders Register and shall, shortly after the issuance of any shares of the Company, register therein the names of the shareholders and the other particulars required by the Companies Law. Subject to the provisions of the Law, upon registration in the Register the registered shareholder shall be deemed to be the owner of the shares registered in his name even if share certificates have not been issued in respect of such shares.

         45.2     The   Company   shall   maintain   a  Register   of   Material
                  Shareholders, as required by the Companies Law.

46. The Company may maintain an additional Shareholders Register outside of Israel on the terms provided for such purpose by the Companies Law.

47. The Company shall maintain a Register of Debenture Holders and Convertible Security Holders and all the provisions of these Articles relating to shares shall apply with regard to such Convertible
         Securities, as regards registration in the Register, issue of certificates, exchange of certificates, transfer and transmission, subject to such changes as the context may require, all the aforesaid subject to the terms of the issue of the securities.

                                General Meetings

48. Resolutions of the Company in the following matters shall be adopted at a General Meeting:

         48.1     Alterations of the Articles or Memorandum of the Company;

         48.2 Exercise of the authorities of the Board of Directors by General Meeting in the event that the Board is not able to exercise its authorities and the exercise of any authority is vital for the proper management of the Company, as provided in section 52(a) of the Companies Law;

         48.3     Appointment and termination of employment of auditors;

         48.4     Appointment and dismissal of Directors;

         48.5     Approval  of actions  and  transactions  which are  subject to approval at a General Meeting in accordance with the provisions of sections 255 and 268 to 275 of the Companies Law;

         48.6 Increase of the registered share capital and the decrease thereof in accordance with the provisions of sections 286 and 287 of the Companies Law as well as alterations in capital as provided for in Article 34 above;

         48.7     Merger in accordance with section 320(a) of the Companies Law;

         48.8 Any matter which in accordance with these Articles is required to be adopted by resolution of a General Meeting.

49. The Company shall hold an Annual General Meeting each year not later than fifteen months after the previous Annual Meeting, at such time and place as may be determined by the Board.

50. The Agenda of the Annual General Meeting shall include the following items:

         50.1 Discussion of the Financial Statements and Directors' Report regarding the Company's business which are presented to the General Meeting;

         50.2     Appointment   of   Directors   and   determination   of  their
                  remuneration;

         50.3     Appointment of auditors;

         50.4 Report of the Board as to the auditor's fee for auditing and additional services, if any;

         50.5 In addition to the aforesaid, there may be included on the agenda of the Annual Meeting any other matter determined in accordance with Article 53 hereafter.

         A General Meeting as aforesaid is referred to as an "Annual Meeting" and any other General Meeting is referred to as a "Special Meeting".

51. The Board of Directors of the Company shall convene a Special Meeting as may be decided by the Board, and shall also convene a Special Meeting at the demand of any one of the following:

         51.1     Any two Directors or one quarter of the officiating Directors.

         51.2 One or more shareholders who hold at least five percent of the issued capital and one percent of the voting rights, or one or more shareholders who hold at least five percent of the voting rights.

         If the Board receives a demand for the convocation of a Special Meeting as aforesaid, the Board shall within twenty one days of receipt of the demand convene the meeting for a date fixed in the notice as to the Special Meeting in accordance with Article 55.1 hereafter, provided that the date for convocation shall not be later than thirty five days from the date of publication of the notice, all the aforesaid subject to the provisions of the Companies Law.

52. In the event that the Board does not convene a Special Meeting demanded in accordance with Article 51 above, the persons making the demand, and in the case of shareholders, such part of them as hold more than one half of their voting rights, may themselves convene the meeting provided that it shall not be held more than three months after the date that the demand was lodged as aforesaid, and the meeting shall be convened, to the extent possible, in the same manner as the convocation of meetings by the Board.

         53. 53.1 The agenda at a General Meeting shall be fixed by the Board and shall include also items in respect of which a demand for the convocation of a Special Meeting has been made in accordance with Article 51 above and any matter requested in accordance with Article 53.2 hereafter.

         53.2 One or more shareholders who hold at least one percent of the voting rights at the General Meeting, may request the Board to include any matter on the agenda of a meeting to be held provided that such matter is appropriate for deliberation at a General Meeting.

        53.3 A request as aforesaid in Article 53.2 above shall be lodged with the Company at least seven days prior to the giving of notice of the convocation of the General Meeting, and there shall be attached thereto a draft of the resolution proposed by the shareholder.

         54. 54.1 A notice of a General Meeting shall be published in at least two widely distributed daily newspapers published in Hebrew; The notice shall be published at least fourteen days prior to the convocation of the meeting.

         54.2     Apart from the notice as to the General  Meeting as in Article
                  54.1 above, the Company shall not give any notice as to the General Meeting, either to the registered shareholders or to shareholders who are not registered, subject to provisions of the law and/or any other applicable law.

         55. 55.1 The notice as to a General Meeting shall detail the place, the day and the hour at which the meeting will be held and shall include the agenda as well as a summary of the proposed resolutions and any other details required by law.

         55.2 In the resolution of the Board to convene a meeting, the Board may, at its discretion and subject to the provisions of the Law, fix the manner in which the items on the agenda will be detailed and notified to the shareholders entitled to participate at the meeting.

         55.3 Without derogating from the authority of the Board as aforesaid in this Article 55 and without derogating from the generality of the provisions of these Articles relating to delegation of the authority of the Board, the Board may delegate its authority as aforesaid in this Article 55, to a Committee of the Board and/or to an officer of the company, either for the purpose of a specific General Meeting or for a period.

56. A defect made bona fide in the convocation of a General Meeting or the management of the meeting including a fault resulting from the non-performance of a provision or condition fixed by law or by these Articles, including as to the manner of the convocation or management of the General Meeting, shall not invalidate any resolution carried at the General Meeting and shall not prejudice the proceedings thereof, subject to the provisions of any law.

                         Proceedings at General Meetings

57. No business shall be transacted at any General Meeting unless a quorum is present at the time the meeting proceeds to business. A quorum shall be constituted when two shareholders, holding collectively at least twenty five percent of the voting rights, are present in person or by proxy within half an hour from the time appointed for commencement of the meeting, unless otherwise determined in these Articles.

58. If a quorum is not present within half an hour, the meeting shall stand adjourned for seven days, to the same day of the week at the same time and place, without need for notification to the shareholders, or to such other day, time and place as the Board may by notice to the shareholders appoint.

59. At an adjourned meeting a quorum shall be constituted when two shareholders, holding collectively at least twenty five percent of the voting rights, are present in person or by proxy within half an hour from the time appointed for commencement of the adjourned meeting. If a quorum is not present as aforesaid, at the adjourned meeting, the meeting shall be dissolved.

60. The Chairman of the Board or in his absence, any Director appointed for such purpose by the Board, shall take the chair at every General Meeting of the Company. If there shall be no Chairman as aforesaid or if at any particular meeting, no such person is present within fifteen minutes from the time appointed for commencement of the meeting, or if they shall be unwilling to act as Chairman of the meeting, the Directors present may by majority vote elect as Chairman one of the Directors or officers of the Company present at the meeting, and in default of their so doing, the shareholders present in person or by proxy may elect as Chairman one of the Directors or officers of the Company present at the meeting. If no Directors or officers are present or if all of the Directors or officers shall be unwilling to act as Chairman, one of the shareholders or the proxy of a shareholder shall be elected to act as Chairman.

61. The Company shall maintain Minutes of the proceedings at the General Meeting which shall include the following details:

         61.1 The names of the shareholders participating at the General Meeting and the number of shares held by them;

         61.2     The  matters   transacted  at  the  General  Meeting  and  the
                  resolutions carried.

62. Minutes signed by the Chairman of the General Meting shall constitute prima facie evidence as to the contents thereof.

             Voting and Carrying of Resolutions at General Meetings

63. A shareholder who wishes to vote at a General Meeting shall prove to the Company his ownership of his share in the manner required by the Companies Law. Without derogating from the aforesaid,the Board may issue directives and procedures relating to the proof of ownership of shares of the Company.

64. A shareholder is entitled to vote at a General Meeting or Class Meeting, in person or by proxy, in accordance with the provisions of these Articles and subject to the provisions of the Companies Law. A voting proxy need not be a shareholder of the Company.

65. Subject to the provisions of any law, in the event of joint holders, each of them, in person or by proxy, is entitled to vote at any meeting in respect of the jointly owned shares as though he were the sole owner. In the event that more than one of the joint owners is present at the meeting, in person or by proxy, the shareholder entitled to vote will be the one whose name appears first in the Register or in the Ownership Certificate issued by a member of the Stock Exchange
         (hereinafter "Ownership Certificate"), or in such other document determined by the Board for such purpose, as the case may be. Several executors or administrators of a deceased shareholder shall for the purpose of this Article be deemed joint owners of the shares.

66. Any person entitled to shares in accordance with Article 29 above, may vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least forty eight hours before the time for the meeting or the adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his right to vote such shares unless the Company shall have previously recognized his right to vote the shares at such meeting.

67. The instrument appointing a proxy (hereinafter "The Proxy Appointment") shall be in writing signed by the principal, or if the principal is a corporation the proxy appointment shall be in writing and signed by authorized signatories of the corporation; The Board is entitled to demand that prior to the holding of the meeting, there shall be produced to the Company a confirmation in writing of the authority of signatories to bind the corporation to the satisfaction of the Board. The Board may also issue provisions and procedures relating to such matter.

         The proxy appointment or an office copy to the satisfaction of the Board shall be deposited at the registered office or at such other place or places, in or outside of Israel, - as may from time to time be determined by the Board, either generally or in respect of a specific meeting - at least forty eight hours prior to the commencement of the meeting or the adjourned meeting, as the case may be, at which the proxy proposes to vote on the strength of such proxy appointment. Notwithstanding the aforesaid, the Chairman of the meeting may, at his discretion, accept such proxy appointment after such time if he so deems fit at his discretion. If the proxy appointment is not received as aforesaid in this Article, it shall not be valid at such meeting.

68. A voting proxy is entitled to participate in the proceedings at the General Meeting and to be elected as chairman of the meeting in the same manner as the appointing shareholder, unless the proxy appointment otherwise provides.

         68.1 The proxy appointment shall be in form usual in Israel or any other form which may be approved by the Board.

         68.2 The proxy appointment shall state the class and number of shares in respect of which it is given. If the proxy appointment does not state the number of shares in respect of which it is given or states a number of shares which exceeds the number registered in the name of the shareholder or stated in the Ownership Certificate, as the case may be, the proxy instrument shall be deemed to have been given in respect of all the shares of the shareholder.

        68.3 If the proxy appointment is given in respect of a number of shares which is less than the number of shares registered in the name of the shareholder or stated in the Ownership Certificate, as the case may be, the shareholder shall be deemed not to have participated in the voting in respect of the excess shares and the proxy appointment shall be valid in respect of the number of shares stated therein.

69. Without derogating from the provisions of these Articles relating to the appointment of a proxy for voting, a shareholder who holds more than one share is entitled to appoint more than one proxy, subject to the following provisions:

         61.1 Each proxy appointment shall state the class and number of shares in respect of which it is given.

         61.2 If the total number of shares of any class stated in proxy appointments given by such shareholder exceeds the number of shares registered in the name of the shareholder or stated in the Ownership Certificate, as the case may be, all the proxy appointments given by such shareholder shall be invalid.

70. A shareholder or his voting proxy may vote in respect of part only of the shares held by him or in respect of which he acts as proxy, and he may vote one way in respect of some of the shares and another way in respect of some thereof.

71. A vote given by virtue of a proxy appointment shall be valid notwithstanding any defect in the proxy appointment and also in case of the decease of the principal or declaration of his legal incapacity or revocation of the proxy appointment or transfer of the shares in respect of which the vote is given prior to the meeting, unless a notice in writing has been received at the office prior to the meeting as to such defect, death, incapacity, revocation or transfer, as the case may be. Notwithstanding the aforesaid the chairman of the meeting may, at his discretion accept such a notice also during the meeting if he shall so deem fit at his discretion.

72. A proxy appointment shall be valid also in respect of an adjourned meeting of the meeting to which the proxy appointment relates unless otherwise provided in the proxy appointment.

73. Each Ordinary Share entitles the holder thereof to participate at a General Meeting of the Company and to one vote at a poll.

74. Any resolution standing to the vote of a General Meeting shall be decided by a poll of the votes of the shareholders voting; A poll shall be taken in such manner as the chairman of the meeting may direct. In case of any dispute as to the acceptance or rejection of any vote on a poll, the chairman of the meeting shall determine the matter and his bona fide decision shall be final and binding.

75. A declaration by the chairman that a resolution has been carried or rejected, whether unanimously or by a particular majority, and an entry to that effect in the minutes of the meeting, shall constitute prima facie evidence of such fact, and there shall be no necessity to prove the number of votes (or the relative proportion thereof) cast in favor of, or against the proposed resolution.

76. Subject to the provisions of the Companies Law or the provisions of these Articles requiring any other majority, resolutions of a General Meeting shall be adopted by a simple majority. In the event of an equality of votes for and against, the chairman of the meeting shall not have a second or casting vote.

77. The chairman of a General Meeting may, with the consent of a meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting or adjourn the proceedings with regard to any particular matter on the agenda, to another time and place as may be decided. No business shall be transacted at the adjourned meeting other than business which was on the agenda but unfinished at the meeting from which the adjournment took place. It shall not be necessary to give notice of the adjourned meeting unless the adjournment exceeds twenty one days, in which case notice of the adjourned meeting shall be given as provided for in Articles 54 and 55.


                             The Board of Directors

78. The number of Directors shall not be less than five and shall not exceed fifteen, including the External Directors.

79. The Directors shall be appointed at the Annual Meeting and, with the exception of the External Directors, shall continue in office until the termination of the first Annual Meeting following their appointment. Notwithstanding the aforesaid, if no Directors were appointed at the Annual Meeting, the Directors appointed at the previous Annual Meeting shall continue in office. Directors whose period of office is expiring are eligible for re-appointment.

80. No person other than a person who acted as a Director up to the Annual Meeting, shall be appointed as a Director at the Annual Meeting, unless recommended for appointment by the Board, or unless a shareholder of the Company who wishes to propose a candidate shall have lodged at the Office, not later than seven days after the publication of the notice of the meeting, a document in writing signed by the shareholder notifying his intention to propose such candidate for appointment as a Director, to which document there shall be attached the consent of the candidate to act as a Director.

81. The Board may from time to time appoint an additional Director or Directors, whether in order to fill the office of a Director which has become vacant for any reason whatsoever or as an additional Director or Directors, provided that the total number of Directors shall not exceed the maximum number fixed in Article 78 above. The office of a Director appointed as aforesaid shall terminate at the end of the Annual Meeting held following his appointment and he shall be eligible for re-appointment.

82. The Company may, at an Special Meeting, appoint an additional Director or Directors, whether in order to fill the office of a Director which has become vacant for any reason whatsoever or as an additional Director or Directors, provided that the total number of Directors shall not exceed the maximum number fixed in Article 78 above. The office of Directors, other than External Directors, appointed as aforesaid shall terminate at the end of the Annual Meeting held following their appointment.

83. The General Meeting or the Board may provide that the office of a Director appointed by them, as the case may be, shall commence at a date later than his appointment.

84. Notwithstanding the aforesaid, the General Meeting may at any time, by a simple majority, remove any Director, other than an External
         Director, from office prior to the expiration of his office, provided that there shall be afforded to such Director a reasonable opportunity to present his standpoint before the General Meeting. Any General Meeting may also appoint, by a simple majority, another person as a Director in place of a Director removed from office as aforesaid. A Director appointed as aforesaid shall continue in office only during such time as the Director in whose place he was appointed would have held office.

85. Without prejudice to the provisions of any law, the office of any Director, other than an External Director, shall terminate prior to the termination of the period for which he was appointed, in the event that there shall be served upon him a demand that he should resign signed by at least two thirds of the Directors then officiating.

86. In the event of the vacation of the office of a Director, the Board may continue to act in all matters so long as the number of Directors does not fall below the minimum number of Directors fixed in Article 78 above. If the number of Directors shall fall below such number, the Board may not act otherwise than for the convocation of a General Meeting for the purpose of the appointment of additional directors but not for any other purpose.

87. A Director may resign by notice to the Board, to the chairman or to the office, as required by the Companies Law, and his resignation shall come into effect upon delivery of such notice, unless the notice shall determine a later date. A Director shall state the reasons for his resignation.

88. Subject to the provisions of the Companies Law, the Company may pay the Directors remuneration for carrying out their duty as Directors.

         89. 89.1 A Director may appoint a substitute director in his place subject to the approval of the substitute by the Board (hereinafter - "The Substitute Director"). Notwithstanding the aforesaid, there shall not be appointed as a Substitute Director, any person who is not himself qualified to be appointed a director, or who himself already officiates as a Director of the Company or as a Substitute Director of another Director or a representative of a corporation.

         89.2 The same rules shall apply to a Substitute Director as to the Director who appointed the Substitute Director and the Substitute Director may attend a meeting of the Board and/or committees of the Board, to participate and vote thereat, in the same manner as could the Director who appointed the Substitute.

         89.3     A  Director  who has  appointed  a  Substitute  Director  may, subject to the provisions of law, revoke the appointment at any time. In addition, the office of a Substitute Director shall be vacated at any time that the office of the Director who appointed the Substitute is vacated in any manner whatsoever.

         89.4 Any appointment or revocation of the appointment of a Substitute Director, as aforesaid, shall be made by notice in writing which shall be lodged with the Substitute Director and with the Company, and which shall come into force after the lodging of the instrument of appointment as aforesaid or upon such date as is fixed in the instrument of appointment, whichever is the later.

         89.5 Subject to the provisions of the Companies Law, the Company may pay Substitute Directors remuneration for participation at meetings of the Board.

                               External Directors

90. At least two External Directors shall officiate in the Company with respect to whom the provisions fixed in the Companies Law shall be applicable.

                         Powers and Duties of The Board

91. The Board shall have all the powers and authorities conferred upon it by these Articles, by the Companies Law and by any law.

92. Without derogating from the provisions of these Articles, the Board shall formulate the policies of the Company and shall supervise the performance of the office and actions of the General Manager, including inter alia -

         92.1 Determination of the business plans of the Company, financing principles and priorities;

         92.2 Examination of the financial position of the Company and determination of the credit framework which the Company may receive;

         92.3     Fixing the organizational structure and salary policies;

         92.4     Decision as to the issue of a series of debentures;

         92.5 Responsibility for the preparation and approval of Financial Statements , in accordance with section 117 of the Companies Law;

         92.6 Reporting to the Annual Meeting on the affairs of the Company and business results, in accordance with section 173 of the Companies Law;

         92.7     Appointment and dismissal of the General Manager;

         92.8 Decision with regard to activities and transactions which require approval of the Board in accordance with these Articles or in accordance with the provisions of sections 255 and 268 to 275 of the Companies Law;

         92.9 Allotment of shares and securities convertible into shares up to the registered share capital of the Company;

         92.10 Decision as to the distribution of dividends or bonus shares, as the case may be;

         92.11 Decision as to acquisition within the meaning of section 1 of the Companies Law, from all or part or any of the shareholders of the Company, at its discretion;

         92.12 Opinion as to a special acquisition tender, in accordance with the provisions of section 329 of the Companies Law;

93. The powers of the Board in accordance with Article 92 may not be delegated to the General Manager.

94. Any power of the Company which has not been conferred by law or by these Articles to any other body, may be exercised by the Board.

         95. 95.1 The Board may resolve that the powers vested in the General Manager shall be transferred to the authority of the Board, the aforesaid in respect of a specific matter or for a particular period.

         95.2 Without derogating from the aforesaid, the Board may instruct the General Manager as how to act with regard to a specific matter. If the General Manager shall not carry out such instruction, the Board may exercise instead of him the powers necessary for carrying out such instruction.

         95.3 If the General Manager is unable to carry out his powers, the Board may carry them out in his place.

96. Subject to the provisions of the Companies Law, the Board may delegate its powers to the General Manager, to an officer of the Company or to any other person. Delegation of the powers of the Board may be with regard to a specific matter or for a particular period, the aforesaid at the discretion of the Board.

                               Grant of Mortgages

97. Without derogating from any power vested in the Board in accordance with these Articles, the Board may, from time to time, at its discretion, decide upon the issue of a series of debentures, including capital notes or undertakings, including debentures, capital notes or undertakings which can be converted into shares, and also the terms thereof, and mortgage of the property of the Company, in whole or in part, at present or in future, by floating or fixed charge. Debentures, capital notes, undertakings or other securities, as aforesaid, may be issued either at a discount or at a premium or in any other manner, whether with deferred rights or special rights and/or preferred rights and/or other rights, all the aforesaid as the Board may, at its discretion, determine.

                             Committees of the Board

98. Subject to the provisions of the Companies Law, the Board may, as it deems fit, set up committees of two or more members, appoint members of such committees from members of the Board (hereinafter - "A Board Committee), and delegate its powers, in whole or in part, to a Board Committee. Notwithstanding the aforesaid, the Board shall not delegate to a Board Committee any of its powers in the following matters otherwise than for the receipt of recommendations only:

         98.1     Determination of the general policies of the Company;

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

           98.2 Distribution, unless than with regard to the purchase of shares of the Company in accordance with the framework already determined by the Board;

           98.3 Determination of the standpoint of the Board in any matter which is subject to approval by a General Meeting or formulating an opinion with regard to the merit of a special acquisition tender in accordance with section 329 of the Companies Law;

           98.4       Appointment of directors;

           98.5       Allotment  of  shares  or  of  securities   which  may  be
                      converted or realized for shares, or a series of debentures, other than the allotment of shares resulting from the realization or conversion of securities of the Company;

           98.6       Approval of the Financial Statements;

           98.7       Approval  of   transactions   and  actions  which  require
                      approval by the Board in accordance with sections 255 and 268 to 275 of the Companies Law.

99. A resolution carried or an action taken by a Board Committee shall be as effective as a resolution carried or action taken by the Board, unless otherwise expressly determined by the Board with regard to a specific matter or with regard to a specific committee. The Board may from time to time enlarge, limit or annul the delegation of powers to a Board Committee, however no such limitation or annulment as aforesaid, shall prejudice the validity of any resolution of the Board Committee in accordance with which the Company shall have acted vis-a-vis a third party who was not aware of the annulment.

           100.100.1 The quorum for proceeding to business at a meeting of a Board Committee shall be two committee members officiating at the time of the meeting, in person or by their substitute, unless otherwise determined by the Board.

           100.2 The provisions of these Articles with regard to actions of the Board, shall apply, except as the context otherwise requires, also to Board Committees, so long as they shall not have been replaced by instructions of the Board in such respect, all the aforesaid subject to the provisions of the Companies Law.

           100.3 A Board Committee shall regularly report its resolutions and recommendations to the Board.

           101. 101.1 The Board shall, from among its members,  appoint an Audit
                      Committee. The number of members of the Audit Committee shall not be less than three and all the External Directors shall be members thereof. The following persons shall not be members of the Audit Committee: The

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

                      Chairman of the Board, any director who is employed by the Company or who provides the Company with services on a fixed basis, any controlling shareholder of the Company or a relative of same.

           101.2      The  functions  of  the  Audit   Committee   shall  be  as
                      determined by the Companies Law including any other function which may be imposed upon it by the Board.

                            Proceedings of the Board

102. Subject to the provisions of these Articles, the Board may hold meetings to carry out its functions, may adjourn its meetings and may organize its actions and deliberations as it may deem fit.

103. The Board shall appoint one of its members to act as Chairman of the Board and may appoint more than one Chairman of the Board (each of whom is hereinafter referred to as - "The Chairman of the Board"). The Board may also remove the Chairman of the Board from office and appoint another in his place. The Board may appoint one or more of its members as Vice-chairman of the Board who shall serve in place of the Chairman in his absence. The Board may fix the period during which the Chairman and Vice-Chairmen of the Board shall remain in office. If no such period is fixed, the Chairman and Vice-Chairmen of the Board shall remain in office so long as they officiate as directors.

104. The Chairman of the Board shall preside at and manage the proceedings at meetings of the Board. If the Chairman of the Board is absent from a meeting of the Board in accordance with advance notice given by him, or if he is not present at the meeting within 15 minutes from the time fixed for the meeting, then the Vice-Chairman of the Board (if appointed) shall preside at the meeting. In the absence from the meeting of both the Chairman and Vice-Chairmen of the Board, the Board members present shall elect one of their number as chairman of the meeting.

105. The Board shall hold meetings in accordance with the needs of the Company.

106. The Chairman is authorized to convene the Board at any time and to determine the place and time of any Board meeting.

107. Without derogating from the aforesaid, the Chairman is obliged to convene the Board in any of the following instances:

           107.1 On receipt of a demand from at least two directors for the convocation of the Board, for discussion of the matter detailed in such demand;

           107.2 On receipt of a notice or report from the General Manager which requires an action by the Board;

           107.3 On receipt of a notice from the auditor as to material defects in the bookkeeping of the Company.

           Upon receipt of such a notice or demand as above, the Chairman shall convene the Board, without delay, and not later than within 14 days of the date of the demand, notice or report, as the case may be.

           108. 108.1 Prior notice of the  convening of the Board shall be given to all members of the Board reasonably in advance of the meeting.

           108.2 Notwithstanding the aforesaid, with the consent of all the directors, the Board may hold a meeting without notice.

109. The agenda of Board meetings shall be determined by the Chairman, and shall include:

           109.1      Matters determined by the Chairman;

           109.2      Matters fixed in accordance with Article 107 above;

           109.3 Any matter which a director or the General Manager may, reasonably in advance of the convening of a Board meeting, request the Chairman to include on the agenda. (Hereinafter - "The Agenda").

110. There shall be detailed in the notice convening the Board, the time and place at which the meeting is to be held and reasonable details as to the matters on the agenda of the meeting.

111. Notice of a meeting of the Board shall be delivered to the address of the director furnished to the Company unless the director has requested that the notice be delivered to him at another address.

112. The quorum for commencing a meeting of the Board shall be half of the members of the Board officiating at the time of the meeting, in person or by their substitute, or four members - the smallest.

           113. 113.1 Each director  shall have one vote on a poll of the Board.
                      Resolutions of the Board shall be carried by a majority of the votes of the directors present and voting at the meeting without taking abstention votes into account. The Chairman of the Board shall not have an additional or casting vote.

           113.2 In the event of an equality of votes, the resolution voted upon shall be deemed to have been rejected.

114. The Board may hold its meetings by the use of any means of communication provided that all the directors can hear one another at the same time. The Board may determine the mode and methods for conducting a meeting by means of communication.

115. The Board is authorized to adopt resolutions even without actually holding a meeting, provided that all the directors entitled to participate in the proceedings and to vote on the matter, have so consented. The provisions of Article 113 above subject to the changes required by the context, shall apply to such a resolution. A resolution carried in accordance with this Article shall be valid for all intents and purposes, as though it had been carried at a duly convened and conducted meeting of the Board.

                                     Minutes

116. The Board shall cause minutes of the proceedings at meetings of the Board to be kept; The minutes shall be filed in registers kept for such purpose and, inter alia, shall include the following details:

           116.1 The names of directors participating in and the names of other persons present at each meeting;

           116.2 The matters discussed at the meetings and the resolutions carried.

           All minutes shall be signed by the Chairman of the Board or the Chairman of the meeting, as the case may be, minutes approved and signed as aforesaid, shall constitute prima facie evidence as to the contents thereof.

117. The provisions of Article 116 above shall apply also with regard to the meetings of every Committee of the Board and with regard to the carrying of resolutions by the Board without meeting as in Article 115 above.

                               The General Manager

118. The Board may from time to time appoint a General Manager of the Company or more than one General Manager (each one of whom is hereinafter referred to as - "The General Manager"). The Board may also dismiss or replace the General Manager at any time at its discretion, subject to the terms of any contract between the General Manager and the Company.

119. The General Manager is not bound to be a shareholder of the Company or a director.

120. The General Manager shall be responsible for the current management of the affairs of the Company within the framework of the policies determined by the Board and subject to the directives of the Board.

121. The General Manager shall have all the management and executive powers which are not conferred by law or in accordance with these Articles on any other organ of the Company, with the exception of such powers, if any, as may be transferred from the General Manager to the Board in accordance with the provisions of Article 95.1 above; The General Manager shall be subject to the supervision of the Board.

122. Subject to the provisions of the Companies Law and to the provisions of these Articles, the Board may, from time to time, at its discretion give to and confer upon the General Manager any of the powers of the Board in accordance with these

           Articles, and may confer such powers for such period, for such purposes, upon such terms and with such limitations as the Board may deem fit, and the Board may also confer such powers, either with or without waiving its own powers in such matter or in place and instead of them, in whole or in part, and may from time to time annul, rescind and change such powers, in whole or in part.

123. The General Manager may, with the approval of the Board, delegate his powers to another person or persons under his authority; Such approval may be either general or with regard to a specific matter.

124. Without derogating from the provisions of the Companies Law or from any other law, the General Manager shall submit to the Board reports on such matters, at such times and to such extent as may be required by the Board, either by a specific resolution or within the framework of the procedures of the Board.

125. The remuneration of the General Manager may be paid by way of salary or by commission or participation in profits or by the grant of or right to purchase securities, or in any other manner.

                Validity of Actions and Approval of Transactions

126. Subject to the provisions of any law, all actions of the Board or of a Committee of the Board or of any person acting as a director or as a member of a Committee of the Board or of the General Manager, as the case may be, shall be valid even though it may subsequently transpire that there was some defect in the appointment of the Board, of the Committee of the Board, of the director who is a committee member or of the General Manager, as the case may be, or that any of the said officials was not qualified to hold office.

           127. 127.1 Subject to the  provisions of the Companies  Law, the fact that an officer of the Company holds shares of the Company or is an interested party or an officer in any other corporation, including a corporation in which the Company is an interested party or a shareholder of the Company, shall not disqualify the officer from being an officer of the Company. In addition, an officer shall not be disqualified from being an officer of the Company, as a result of the entering into a contract with the Company, in any matter and in any manner whatsoever, by himself or by such a corporation as above.

           127.2 Subject to the provisions of the Companies Law, the fact that a person is an officer of the Company shall not disqualify him and/or a relative of his and/or a corporation in which he is an interested party, from entering into an agreement with the Company in respect of any transactions in which the officer has any personal interest.

           127.3 Subject to the provisions of the Companies Law, an officer shall be entitled to participate in the deliberations and vote with regard to the approval of transactions in which he has a personal interest.

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

128. Subject to the provisions of the Companies Law, a transaction of the Company with an officer of the Company or with a controlling shareholder, or a transaction of the Company with a third party in which an officer of the Company or a controlling shareholder has a personal interest, and which are not out of the ordinary course of business, shall be approved in the following manner:

           128.2 Such agreement as above, which is not out of the ordinary course of business, shall be approved by the Board or by the Audit Committee or by such other organ empowered by the Board for such purpose, whether by a specific resolution or within the framework of the Board procedures, whether by general approval or by approval with regard to a specific type of transaction or by approval of a specific transaction.

           128.3 The approval of transactions which are not out of the ordinary course of business as aforesaid, may be given by a general approval of a specific type of transaction or by approval of a specific transaction.

129. Subject to the provisions of the Companies Law, a general notification given to the Board by an officer or by a controlling shareholder, with regard to a personal interest in any particular body, detailing such personal interest, shall constitute a disclosure by the officer or controlling shareholder to the Company of his personal interest as aforesaid, for the purpose of the entering into an agreement with such body in a transaction which is not out of the ordinary course of business.

                       Signature on behalf of the Company

130. Subject to the provisions of the Companies Law and of these Articles, the Board may authorize any person to act and sign on behalf of the Company, whether on his own or jointly with any other person, whether generally or with regard to specific matters.

131. The Company shall have a stamp bearing the name of the Company. No signature on a document shall bind the Company unless signed by the persons authorized to sign in the name of the Company together with the stamp or the printed name of the Company.

                            Appointment of Attorneys

132. Subject to the provisions of the Companies Law, the Board may at any time grant a Power of Attorney to any person to act as attorney of the Company for such purposes, with such powers and discretion, for such period and subject to such conditions, all the aforesaid as the Board may deem fit.The Board may confer upon such person, inter alia, power to assign, in whole or in part, to another person, the powers, authority and discretion conferred upon him.

                       Exemption, Indemnity and Insurance

133. Subject to the provisions of the Companies Law, the Company may exempt any officer of the Company from liability, in whole or in part, in respect of damage resulting from a breach of his duty of care to the Company.

134. Subject to the provisions of the Companies Law, the Company may insure the liability of any officer of the Company in respect of liability which may be imposed upon him as a result of any act carried out by him in his capacity as an officer of the Company, in any of the following instances:

           134.1 Breach of a duty of care to the Company or to any other person;

           134.2 Breach of a duty of trust to the Company provided that the officer acted bona fide and had reasonable grounds for believing that the act would not harm the interests of the Company;

           134.3      A financial liability imposed upon him to a third party;

           134.4 Any other event in respect of which insurance of an officer is permitted and/or may be permitted.

135.       Subject to the provisions of the Companies Law -

           135.1 The Company may undertake, in advance, to indemnify one of its officers for a liability or expense as set out in section 136 below, imposed upon him as the result of an action taken by virtue of service as an officer of the Company, provided such liability is restricted to the type of events that in the opinion of the Board of Directors are foreseen in light of the Company's actual activities, at the time such undertaking for indemnification is made, and for such amount or measure as the Board of Directors determined, is reasonable in the circumstances of the case and does not exceed, cumulatively, twenty five percent of the Company's equity according to the consolidated financial statements last published before the de facto grant of indemnification payment (hereinafter: " the Undertaking to Indemnify")

           135.2 Without derogating from the aforesaid in Article 135.1 above, the Company may indemnify an officer of the Company retroactively in respect of a liability or expense as detailed in Article 136 hereafter, imposed upon him as a result of an act carried out by him in his capacity as an officer of the Company, provided that the amount of the indemnity shall not exceed the amount specified on Article
                      135.1 above.

136. An Indemnity undertaking or an Indemnity, as aforesaid in Article 135 above, may be issued with respect to a liability or expense as detailed in Articles 136.1 to 136.3 below, which is imposed upon the officer as a result of an act carried out by him in his capacity as an officer of the Company, as follows:

           136.1 A monetary liability imposed upon him in favor of a third party pursuant to a judgment, including a judgment by way of compromise or a judgment of an arbitrator approved by a court;

           136.2 Reasonable expenses of the proceedings, including lawyers fees, expended by the officer or imposed upon him by the court, in proceedings issued against him by or on behalf of the Company or by a third party, or with regard to criminal proceedings from which the officer was acquitted or criminal proceedings in which he was convicted but which do not require proof of a criminal intention;

           136.3 Reasonable legal expenses, including attorney's fees, that the officer paid following an investigation or proceeding against him by an authority authorized to perform such investigation or proceeding, ending without any criminal indictment being filed against him, and without having any financial liability imposed upon him as an alternative to a criminal proceeding, or having ended without any criminal indictment being filed but having a financial liability imposed upon him as an alternative to a criminal proceeding for a crime not requiring proof of criminal intent.

           136.4 Any other liability or expense regarding which it is permitted and/or will be permitted by law to indemnify an officer.

137.       Subject to the provisions of the Companies Law -

           137.1 The Company may undertake, in advance, to indemnify any person, including a Company officer, currently serving or who has served on behalf of the Company by its request as a director of another company in which the Company directly or indirectly holds shares, or in which the Company possesses any interest (hereinafter: a director in the other company), for a liability or expense as set out in article 136 above, imposed upon him on account of an action undertaken by virtue of being a director of the other company, provided such liability is restricted to the type of events that in the opinion of the board of directors are foreseen in light of the Company's actual activities, at the time such undertaking for indemnification is made, and for such amount or measure as the board of directors prescribes, being reasonable under the circumstances and not exceeding, cumulatively, twenty five percent of the Company's shareholders' equity according to the last consolidated financial statements published before actually making such indemnification payment (hereinafter: "indemnification undertaking").

           137.2 Without derogating from the aforesaid in Article 137.1 above, the Company may indemnify a Director of the other company retroactively in respect of a liability or expense as detailed in Article 136 above, imposed upon him as a result of an act carried out by him in his capacity as a director of the other company, provided that the amount of the indemnity shall not exceed the amount specified on Article 137.1 above.

138. Subject to the provisions of the Companies Law, the Company may issue an undertaking in advance to indemnify an employee or clerk of the Company who is not an officer of the Company or to indemnify him retroactively with respect to any monetary liability imposed upon him in favor of any third party with respect to an act carried out by him bona fide in his capacity as an employee or clerk of the Company, provided that the amount of the indemnity shall not exceed the amount specified on Article 137.1 above.

139. Subject to the provisions of the Companies Law, nothing in these Articles shall limit the Company, in any manner whatsoever, with regard to taking out insurance or to the grant of exemption or indemnity:

           139.1 With respect to an officer of the Company or a director of the other company, to the extent that the insurance, the exemption or the indemnity are not forbidden by law.

           139.2 With respect to any person who is not an officer of the Company or a director of the other company, including but without derogating from the generality of the aforesaid, employees, contractors or consultants.

    Dividends, Reserve Funds and Capitalization of Reserve Funds and Profits

140. The Board may, before deciding on the distribution of a dividend as in Article 142 hereafter, appropriate out of the profits, such sums, as the Board may deem fit, to a General Fund or a Reserve Fund for the distribution of dividends, distribution of bonus shares or any other purpose, as the Board may in its discretion determine.

141. Until use is made of the said funds, the Board is authorized to invest the monies appropriated as aforesaid and the monies of the funds, in any investment as the Board may deem fit, to manage such investments, to vary them or otherwise to use them, and the Board is authorized to divide the Reserve Fund into special funds and to use each fund or part thereof for the purpose of the business of the Company, without holding the same distinct from the other assets of the Company, all the aforesaid at the discretion of the Board and upon such terms as the Board may determine.

142. Subject to the provisions of the Companies Law, the Board may resolve upon the distribution of a dividend. When deciding on the distribution of a dividend, the Board may decide that the dividend shall be paid, in whole or in part, in cash or by way of the distribution of assets in specie, including securities, or in any other manner at the discretion of the Board.

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

143. 143.1            A.         Subject to the  provisions  of the Companies
                                 Law, the Board may

                                 resolve upon the allotment of bonus shares and to convert to share capital part of the profits of the Company, within the meaning of section 302(b) of the Companies Law, part of a premium of shares or part of any other source included in the shareholders equity of the Company as stated in the last Financial Statements of the Company, in such amount as may be determined by the Board and which is not less than the par value of the bonus shares.

                      B. When deciding on the allotment of bonus shares, the Board shall determine whether the bonus shares shall be of one class to all shareholders notwithstanding the classes of shares held by them, or that each such shareholder shall receive bonus shares of the same class with respect to each class of shares held by him.

                      C. Bonus shares allotted in accordance with this Article shall be deemed fully paid up.

           143.2 When deciding upon the allotment of bonus shares, the Board may decide that the Company shall transfer to a special fund designated for the distribution of bonus shares in the future, such sum as the conversion thereof to share capital shall be sufficient to allot to any person who is at such time entitled for any reason whatsoever to purchase shares in the Company (including an entitlement which can only be realized at a subsequent date), those bonus shares to which such person would have been entitled had he realized his entitlement to purchase such shares prior to the date determining the right to receive the bonus shares (in this Article - "The Determining Date"). If subsequent to the determining date, such person shall realize his entitlement to purchase the shares or part of them, the Company shall allot to him those bonus shares of a par value which he would have received had he realized, prior to the determining date, his entitlement to purchase those shares which he actually did purchase, the aforesaid by converting to share capital an appropriate part of the aforesaid special fund. Bonus shares shall entitle the holders thereof to participate in the distribution of cash dividends or bonus shares commencing from such time as is fixed by the Board. For the purpose of fixing the amount to be appropriated to the aforesaid special fund, any amount appropriated to the fund with respect to previous distributions of bonus shares, shall be deemed as though it had already been capitalized and there had been allotted therefrom shares entitling the persons entitled to purchase shares, to the bonus shares.

144. Subject to the rights assigned to the classes of shares issued by the Company and to the provisions of these Articles, a dividend or bonus shares shall be

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           distributed to the shareholders  proportionately  to the par value of each share without taking into consideration any premium paid for such share.

145. In order to carry out any resolution for the distribution of a dividend or for the allotment of bonus shares, the Board is authorized:

           145.1 To settle as it may deem fit any difficulty which may arise and to take such steps as it may deem necessary in order to overcome the difficulty.

           145.2 To decide that fractions or fractions less than an amount fixed by the Board, shall not be taken into account in order to adjust the entitlement of the shareholders or to decide on the sale of fractions of shares and the distribution of the net proceeds to the persons entitled thereto.

           145.3 To authorize signatures on behalf of the shareholders of any agreement or other document which may be required in order to give effect to the allotment and/or distribution, and in particular to authorize the signing and lodging for registration of a document in writing in accordance with section 291 of the Companies Law.

           145.4 To determine the value of assets to be distributed and to decide that payments in cash shall be paid to the shareholders on the basis of the valuation so determined.

           145.5 To vest monies or specific assets in trustees for the persons entitled thereto, as the Board may deem expedient.

           145.6 To make any other arrangement or settlement as may in the opinion of the Board be required in order to enable the allotment or the distribution, as the case may be.

146. Dividends or other benefits with respect to shares shall not bear interest.

147. The Board may withhold any dividend or bonus shares or other rights with respect to shares the consideration for which, in whole or in part, has not been paid to the Company, and to collect any such amount as aforesaid or consideration received from the sale of the bonus shares or other rights, on account of the debts or liabilities with respect to the said shares, the aforesaid whether the said shares are solely owned by the shareholder in debt or whether the shares are owned jointly with other shareholders.

148. The Board may withhold any dividend or bonus shares or other rights with respect to shares of which a person is entitled to be registered as owner thereof in the Register or which he is entitled to transfer, in accordance with Article 29 or 31 above, as the case may be, until such person is registered as the owner thereof or until he shall duly transfer them, as the case may be.

149. The Board may, from time to time, decide upon the mode of payment of dividends or allotment of bonus shares or transfer thereof to the persons entitled thereto and may also determine instructions, procedures and arrangements

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           relating thereto, both with regard to the registered shareholders and also with regard to unregistered shareholders. Without derogating from the generality of the aforesaid, the board may determine as follows:

           149.1      A.         Subject to the  provisions  of  sub-article  B.
                                 hereafter,   any   dividend  or  monies  to  be
                                 distributed to a registered shareholder,  shall
                                 be paid by  posting a check to his  address  as
                                 registered in the Shareholders  Register, or in
                                 the case of jointly registered shareholders, to
                                 the  person  whose  name  appears  first in the
                                 Shareholders   Register  with  regard  to  such
                                 shares.  The posting of any check as  aforesaid
                                 shall  be  at  the   risk  of  the   registered
                                 shareholder;   without   derogating   from  the
                                 aforesaid,  the  Board may  determine  that any
                                 dividend  less than a specific  amount fixed by
                                 the  Board,  shall  not be  sent  by  check  as
                                 aforesaid   and   that   the    provisions   of
                                 sub-article B. hereafter shall apply thereto.

                      B. The Board may determine that payment of a dividend or monies to be distributed to registered shareholders shall be effected at the Office or at such other place as the Board may fix.

           149.2 Any dividend distributed to unregistered shareholders shall be transferred to such shareholders by means of the Nominees Company or in such other manner as the Board may determine.

150. If two or more persons are registered in the Register as joint owners of any share, each of them is entitled to give a valid receipt with respect to any dividend, share or other security, or other monies or rights payable with respect to such share.

                                Company Documents

           151. 151.1 Shareholders  are entitled to peruse the  documents of the
                      Company detailed in section 184 of the Companies Law in the circumstances fixed for such purpose.

           151.2 Without derogating from the aforesaid in Article 151.1 above, the Board may, at its discretion, permit the perusal of the documents of the Company, or any of them, also to shareholders or any of them, as it may in its discretion deem fit.

           151.3 Shareholders shall not have a right to peruse the documents of the Company or any of them, unless such right has been conferred upon them by any legislation or regulation or unless permitted so to do by the Board as in
                      Article 151.2 above.

152. Subject to the provisions of any law, any book, list or register which the Company is, by law or by these Articles, bound to

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

           maintain, shall be kept by such technical, mechanical or other means as may be decided by the Board.

                              Financial Statements

153. The Financial Statements of the Company shall be signed by the persons authorized by the Board for such purpose, as required by law.

                                    Auditors

154. An accountant auditor or accountant auditors shall be appointed at every Annual Meeting and shall officiate in that capacity until the closing of the following Annual Meeting.

           155. 155.1 The Board shall in its  discretion  determine the auditing fees of the accountant auditor appointed.

           155.2 Fees of the accountant auditor with respect to additional services to the Company which are not audit acts, shall be determined by the Board at its discretion.

                                     Notices

156. The giving of notices or service of documents to shareholders and to the Nominees Company, in accordance with the provisions of the Companies Law or of these Articles, shall be effected in one of the manners referred to in this Chapter.

157. Notice of a General Meeting shall be served as provided in Article 54 above.

           158. 158.1 Without  derogating  from the  aforesaid,  the Company may serve a shareholder with any notice or document, by delivery by hand or by facsimile or by dispatch by post or by email. Dispatch by post shall be to the address of the shareholder registered in the Register, or if no such address is registered, to such address as may have been furnished by him to the Company for the purpose of sending notices to him. A notice delivered by facsimile shall be sent to the shareholder according to the address furnished by him to the Company. A notice delivered by e-mail shall be sent to the shareholder according to the e-mail furnished by him to the Company.

          158.2       A.          notice   or   document   delivered   to   a
                                 shareholder, shall be deemed to have been served at such time as delivered by hand.

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

                      B. A notice or document dispatched by post, shall be deemed to have been duly served, if handed in for dispatch at any post office when correctly addressed and properly stamped. Service shall be deemed to have been effected at such time as the letter is delivered by the post in the usual course and not later than two days from the date that the letter containing such notice was handed to the post office.

                      C. A notice sent by facsimile or by email shall be deemed to have been served twenty four hours after dispatch.

159. Without derogating from the aforesaid, the Company may, subject to the provisions of the Law and/or another applicable law, serve a notice to the shareholders by a single publication in two daily newspapers published in Israel in Hebrew, either in addition or in place of a notice as in Article 158 above. The date of publication in the newspaper shall be deemed to be the date on which notice was received by the shareholders.

160. The Company may give notice as to service of a document at the Office or at such other place as may be fixed by the Board or as to service in any other manner, including by means of the Internet.

161. The Company may serve a notice or document to joint shareholders by the dispatch of the same to the shareholder whose name appears first in the Shareholders Register with regard to such share.

162. The service of a notice or document to one member of a family residing together with the person for whom the notice or document is intended, shall be deemed as service of same to the intended person.

163. Any person who by operation of law, transfer or other means shall become entitled to any share, shall be bound by every notice with respect to such share which was duly given, prior to the entry of his details in the register, to the person from whom he derives his title to such share.

164. Any notice or document given to a shareholder of the Company in accordance with the provisions of these Articles, shall be deemed to have been duly served notwithstanding the decease, bankruptcy or liquidation of such shareholder or the transmission of the right to the shares by law (whether or not the Company is aware of same), so long as no other person has been registered as owner of the shares in his place, and despatch or delivery as aforesaid shall for all intents and purposes be deemed sufficient with regard to any person having an interest in such shares and/or entitled to them by

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

           virtue of transmission of the right by law,whether jointly with such shareholder or on his behalf or in his place.

165. Subject to the provisions of any law, any shareholder, director or other person entitled to receive notice in accordance with these Articles or by the Companies Law, may waive receipt of same, either in advance or retroactively, either with regard to a specific instance or generally, and by his doing so, it shall be deemed as though the notice had been duly given, and any procedure or act with respect to which the notice was bound to be given, shall be deemed as valid and effective.

166. A certificate in writing signed by a Director or by the Secretary of the Company with regard to the dispatch or giving of a notice in one of the manners detailed in these Articles, shall constitute conclusive evidence to the facts detailed in such certificate.

167. When prior notice of a given number of days or a notice effective for a specific period is required to be given, the day of service shall, unless otherwise determined, be counted in the number of days or the specific period. If notice is given in more than one of the manners detailed above, it shall be deemed to have been given at the earliest on which it is deemed to have been served as aforesaid.

                                     Merger

168. Approval of merger as provided in section 327 of the Companies Law, is subject to a simple majority at the General Meeting or Class Meeting, as the case may be, all the aforesaid subject to the applicable provisions of any law.

                                   Winding Up

169. Subject to the provisions of any law, the liquidator, whether on voluntary or other liquidation, may in accordance with a resolution of a General Meeting carried by a special majority, distribute among the shareholders in specie, the excess assets, in whole or in part, and may in accordance with a resolution of a General Meeting carried by a special majority, vest any part of the excess assets in trustees upon such trust for the shareholders as the liquidator may deem fit. For the purpose of the distribution of the excess assets in specie, the liquidator may determine the proper value of the assets available for distribution and determine how the distribution among the shareholders will be carried out taking into consideration the rights of the various classes of shares of the Company owned by them.


(sec'-50192)